CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended July 31, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

November 26, 2018

Appendix A

Fund Name	Date of Most Recent Audit Report

Columbia Large Cap Growth Fund	9/21/2018
Columbia Tax-Exempt Fund	9/21/2018
Columbia AMT-Free Oregon Intermediate Muni Bond Fund	9/21/2018
Columbia Ultra Short Term Bond Fund (formerly known as CMG Ultra Short Term Bond Fund)	9/21/2018
Columbia U.S. Social Bond Fund	9/21/2018

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